UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Houlihan Lokey, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The registrant is filing definitive additional materials to disclose certain changes with respect to the rights of ORIX HLHZ Holding LLC (“HLHZ”) to recommend nominees for election to the registrant’s board of directors.

Changes in Ownership and Right to Recommend Director Nominees

As a result of recent sales of Class A Common Stock of the registrant by HLHZ, the Post-IPO Percentage Ownership (as defined in that certain Stockholders’ Agreement, dated as of August 18, 2015 (the “Stockholders’ Agreement”)) of HLHZ has decreased below 10%.

As a result, the number of director nominees that HLHZ is entitled to recommend pursuant to the terms of the Stockholders’ Agreement was reduced from three to one and the number of director nominees that the trustees of the HL Voting Trust (as defined in the registrant’s definitive proxy statement on Schedule 14A, filed July 17, 2018 (the “Original Proxy”)) are entitled to recommend was increased from five to seven.

On August 13, 2018, the registrant, HLHZ and the trustees of the HL Voting Trust entered into a waiver agreement pursuant to which the registrant and the trustees of the HL Voting Trust waived the provision of the Stockholders’ Agreement requiring HLHZ to take all actions necessary to cause three of the HLHZ-designated directors to tender their resignations within five business days of HLHZ’s Post-IPO Percentage Ownership dropping below 10%, and HLHZ agreed to take all actions necessary to cause such directors to tender their resignations within one business day of receiving a written request from the trustees of the HL Voting Trust to do so. Such waiver incorporated and replaced a prior waiver, dated November 3, 2017, with respect to one HLHZ-designated director, which was entered into following the reduction of HLHZ’s Post-IPO Percentage Ownership below 20%. The trustees of the HL Voting Trust are considering potential director candidates to replace the three HLHZ-designated directors that are the subject of the waiver and plan to request HLHZ to cause these designated directors to tender their resignations once, and to the extent, the trustees of the HL Voting Trust have identified respective nominees for their replacement and/or the registrant determines to reduce the size of the board of directors to eliminate any such vacancies. The four nominees proposed for election as Class III directors of the registrant in the Original Proxy remain unchanged.

For a more complete description of the Stockholders’ Agreement, as well as to the other rights of, and restrictions on, the registrant that are impacted by HLHZ’s Post-IPO Percentage Ownership being less than 10%, reference is made to the full text of the Stockholders’ Agreement, a copy of which is filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 21, 2015.